Amended Schedule I to the Distribution and Service Plan
As of July 17, 2026

Series	Fee Rate	Commencement Date
Alpha Architect U.S. Quantitative Value ETF	0.25%	October 21, 2014
Alpha Architect International Quantitative Value ETF	0.25%	December 16, 2014
Alpha Architect U.S. Quantitative Momentum ETF	0.25%	December 1, 2015
Alpha Architect International Quantitative Momentum ETF	0.25%	December 22, 2015
Alpha Architect Global Factor Equity ETF	0.25%	May 2, 2017
Gadsden Dynamic Multi-Asset ETF	0.25%	November 14, 2018
Freedom 100 Emerging Markets ETF	0.25%	May 22, 2019
Freedom Day Dividend ETF	0.25%	May 4, 2021
Sparkline Intangible Value ETF	0.25%	June 6, 2021
Defined Duration 10 ETF	0.25%	September 20, 2021
Guru Favorite Stocks ETF	0.25%	December 15, 2021
Relative Sentiment Tactical Allocation ETF	0.25%	May 18, 2022
AOT Growth and Innovation ETF	0.25%	June 28, 2022
Strive U.S. Energy ETF	0.25%	August 8, 2022
Argent Mid Cap ETF	0.25%	August 16, 2022
Strive 500 ETF	0.25%	September 14, 2022
Altrius Global Dividend ETF	0.25%	September 29, 2022
Strive U.S. Semiconductor ETF	0.25%	October 5, 2022
Burney U.S. Factor Rotation ETF	0.25%	October 13, 2022
EA Bridgeway Blue Chip ETF	0.25%	October 14, 2022
Strive 1000 Dividend Growth ETF	0.25%	November 9, 2022
Strive 1000 Growth ETF	0.25%	November 9, 2022
Strive Small-Cap ETF	0.25%	November 9, 2022
Strive 1000 Value ETF	0.25%	November 9, 2022
Alpha Architect High Inflation and Deflation ETF	0.25%	November 16, 2022
Alpha Architect 1-3 Month Box ETF	0.25%	December 27, 2022
Strive Emerging Markets Ex-China ETF	0.25%	January 30, 2023
Alpha Architect Tail Risk ETF	0.25%	August 14, 2023
EA Bridgeway Omni Small-Cap Value ETF	0.25%	March 10, 2023
MKAM ETF	0.25%	April 11, 2023
Morgan Dempsey Large Cap Value ETF	0.25%	April 25, 2023
Bridges Capital Tactical ETF	0.25%	May 10, 2023
Euclidean Fundamental Value ETF	0.25%	May 17, 2023
Astoria US Equal Weight Quality Kings ETF	0.25%	July 31, 2023
Strive Enhanced Income Short Maturity ETF	0.25%	August 9, 2023
Strive Total Return Bond ETF	0.25%	August 9, 2023
Strive Natural Resources and Security ETF	0.25%	August 30, 2023
Bushido Capital US Equity ETF	0.25%	September 13, 2023
MarketDesk Focused U.S. Dividend ETF	0.25%	September 19, 2023
TBG Dividend Focus ETF	0.25%	November 6, 2023
Honeytree U.S. Equity ETF	0.25%	November 6, 2023
WHITEWOLF Publicly Listed Private Equity ETF	0.25%	November 29, 2023
Alpha Blue Capital US Small-Mid Cap Dynamic ETF	0.25%	December 18, 2023

Sequoia Global Value ETF	0.25%	January 17, 2024
Keating Active ETF	0.25%	March 26, 2024
StockSnips AI-Powered Sentiment US All Cap ETF	0.25%	April 11, 2024
Draco Evolution AI ETF	0.25%	July 9, 2024
Sparkline International Intangible Value ETF	0.25%	September 9, 2024
Research Affiliates Deletions ETF	0.25%	September 9, 2024
Intelligent Alpha Atlas ETF	0.25%	September 17, 2024
Astoria US Quality Growth Kings ETF	0.25%	September 30, 2024
Astoria International Quality Growth Kings ETF	0.25%	*
Cambria Tax Aware ETF	0.25%	December 17, 2024
Cambria Global Shareholder Yield ETF	0.25%	*
Cambria Endowment Style ETF	0.25%	*
Alpha Architect US Equity ETF	0.25%	*
Alpha Architect Global Equity ETF	0.25%	*
Alpha Architect 1-3 Year Box ETF	0.25%	*
Alpha Architect Aggregate Bond ETF	0.25%	December 17, 2024
Alpha Architect Intermediate-Term Treasury Bond ETF	0.25%	*
Alpha Architect Long-Term Bond ETF	0.25%	*
Alpha Architect Inflation-Protected Securities ETF	0.25%	*
Alpha Architect Real Estate ETF	0.25%	*
Coastal Compass 100 ETF	0.25%	December 17, 2024
Stance Sustainable Beta ETF	0.25%	November 14, 2024
WHITEWOLF Commercial Real Estate Finance Income ETF	0.25%	*
Sparkline Emerging Markets Intangible Value ETF	0.25%	*
Sparkline U.S. Small Cap Intangible Value ETF	0.25%	*
Intelligent Omaha ETF	0.25%	*
Intelligent Equal Select ETF	0.25%	*
Intelligent Tech Focus ETF	0.25%	*
Intelligent Small Cap ETF	0.25%	*
JLens 500 Jewish Advocacy U.S. ETF	0.25%	*
Matrix Advisors Value ETF	0.25%	*
Militia Long/Short Equity ETF	0.25%	January 14, 2025
Efficient Market Portfolio Plus ETF	0.25%	December 11, 2024
Efficient Market Portfolio Long ETF	0.25%	*
Sarmaya Thematic ETF	0.25%	January 28, 2025
MRBL Enhanced Equity ETF	0.25%	January 21, 2025
RockCreek Global Equality ETF	0.25%	*
Bastion Energy ETF	0.25%	*
Cambria Global EW ETF	0.25%	*
MarketDesk Focused US Momentum ETF	0.25%	*
Argent Focused Small Cap ETF	0.25%	*
Argent Large Cap ETF	0.25%	*
MC Trio Equity Buffered ETF	0.25%	*
Yoke Core ETF	0.25%	*
Bushido Capital US SMID Cap Equity ETF	0.25%	*
Dakota Active Equity ETF	0.25%	*
Amplius Aggressive Asset Allocation ETF	0.25%	*

EA Astoria Beacon Dynamic Core US Fixed Income ETF	0.25%	*
Suncoast Select Growth ETF	0.25%	*
Rainwater Equity ETF	0.25%	*
ARS Focused Opportunities Strategy ETF	0.25%	*
ARS Core Equity Portfolio ETF	0.25%	*
Cambria US EW ETF	0.25%	*
Cloverpoint Core Alpha US ETF	0.25%	*
Cloverpoint Core Alpha International ETF	0.25%	*
Cloverpoint Core Alpha Global ETF	0.25%	*
Cloverpoint Core Alpha Energy Transition ETF	0.25%	*
Concourse Capital Focused Equity ETF	0.25%	*
Castellan Targeted Equity ETF	0.25%	*
Castellan Targeted Income ETF	0.25%	*
RACWI US ETF	0.25%	*
Towle Value ETF	0.25%	*
Burney U.S. Equity Select ETF	0.25%	*
City Different Investments SMID Cap Core Equity ETF	0.25%	*
City Different Investments Global Equity ETF	0.25%	*
Arin Tactical Tail Risk ETF	0.25%	*
Defined Duration 5 ETF	0.25%	*
Defined Duration 20 ETF	0.25%	*
Warren Street Global Equity ETF	0.25%	*
Warren Street Global Bond ETF	0.25%	*
Alpha Architect US Equity 2 ETF	0.25%	*
Alpha Architect US Equity Growth ETF	0.25%	*
BufferLABS US Equity Dynamic Buffer ETF	0.25%	*
DAC 3D Dividend Growth ETF	0.25%	*
Manzil Russell Halal USA Broad Market ETF	0.25%	*
Alpha Architect US Equity 3 ETF	0.25%	*
Alpha Architect US Equity 4 ETF	0.25%	*
Alpha Architect US Equity 5 ETF	0.25%	*
Alpha Architect US Equity 6 ETF	0.25%	*
AOT Software Platform ETF	0.25%	*
Avory Foundational Equities ETF	0.25%	*
Sapient Quality Select ETF	0.25%	*
Variant Perception Large Cap US Equity ETF	0.25%	*
Avos Global Equities ETF	0.25%	*
Cambria Endowment Style 2 ETF	0.25%	*
Cambria US Large Cap Equity ETF	0.25%	*
Cambria Global EW 2 ETF	0.25%	*
Cambria Global EW 3 ETF	0.25%	*
Sophus Capital Emerging Market ETF	0.25%	*
Sophus Capital Emerging Market Small Cap ETF	0.25%	*
Moonvest ETF	0.25%	*
EA Bridgeway Aggressive Investors ETF	0.25%	*
EA Bridgeway Select Small-Cap Value ETF	0.25%	*
EA Bridgeway Ultra-Small Company Market ETF	0.25%	*

Goaltender ETF	0.25%	*
Humilis US SMID Focused ETF	0.25%	*
Humilis US Large Cap Fundamental Value ETF	0.25%	*
Humilis US Focused Opportunities ETF	0.25%	*
Humilis US Dividend Growth Opportunities ETF	0.25%	*
Optimal Tax Managed Equity ETF	0.25%	*
Significance Capital Enhanced Alpha ETF	0.25%	*
BWM Quality Growth ETF	0.25%	*
The Investment House ETF	0.25%	*
Qualivian Focus Fund ETF	0.25%	*
CG Flagship Equity ETF	0.25%	*
Sequoia Select Equity Income ETF	0.25%	*
Sequoia Select Large Core ETF	0.25%	*
Sequoia Select Large Growth ETF	0.25%	*
Sequoia Select SMID ETF	0.25%	*
Sequoia Select Global Equity ETF	0.25%	*
Brickworks Core US Equity ETF	0.25%	*
Brickworks Extended Market ETF	0.25%	*
MarketDesk International Momentum ETF	0.25%	*
3A Capital All World Equity ETF	0.25%	*
* The date the Fund commences investment operations.
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